UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 31, 2025

NV5 GLOBAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware		001-35849	45-3458017
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Park Road,	Suite 350
Hollywood,	Florida		33021
(Address of Principal Executive Offices)			(Zip Code)

(954) 495-2112
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NVEE	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On July 31, 2025, NV5 Global, Inc. (the “Company”) held a virtual Special Meeting of stockholders (the “Special Meeting”) to consider and vote upon the proposals set forth in the definitive joint proxy statement/prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 2, 2025 regarding approval of (i) the transactions contemplated by an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Acuren Corporation, a Delaware corporation (“Acuren”), Ryder Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Acuren, Ryder Merger Sub II, Inc., a Delaware corporation and a direct wholly owned subsidiary of Acuren (the “NV5 Merger Proposal”) and (ii) on an advisory, non-binding basis, the compensation that may be paid or become payable to the named executive officers of the Company that is based on or otherwise relates to the transactions contemplated by the Merger Agreement.
At the Special Meeting, the NV5 Merger Proposal was approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), entitled to vote on the proposal. The NV5 Merger Compensation Proposal was approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on the proposal and actually cast at the Special Meeting.
As of the close of business on June 30, 2025, the record date for the Special Meeting, there were a total of 67,031,046 shares of Common Stock outstanding and entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, holders of 53,747,927 shares of Common Stock were present in person or represented by proxy, constituting a quorum to conduct business at the Special Meeting. The following are the final voting results on the proposals considered and voted upon at the Special Meeting, each of which is more fully described in the joint proxy statement/prospectus:
1.NV5 Merger Proposal
Stockholders approved the NV5 Merger Proposal and adoption of the Merger Agreement. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
52,547,708	905,354	294,865	—

2.NV5 Merger Compensation Proposal
Stockholders approved the following resolution “RESOLVED, that the stockholders of NV5 approve, on a non-binding advisory basis, the compensation that may be paid or become payable to NV5’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section of the joint proxy statement/prospectus entitled “The Merger — Interests of NV5’s Executive Officers and Non-Employee Directors in the Merger.” The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
50,397,789	2,960,336	389,802	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2025

NV5 GLOBAL, INC.

By:	/s/ Richard Tong
Name: Title:	Richard Tong Executive Vice President and General Counsel